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                                                                    EXHIBIT 23.6



                            CONSENT OF MARK J. RIEDY


    I hereby consent to being named a proposed director of Pan Pacific Retail Properties, Inc., and to the use of my name under the heading "MANAGEMENT" in the Prospectus which is part of this Registration Statement filed by Pan Pacific Retail Properties, Inc. on Form S-11, and to the use of my name wherever appearing in this Registration Statement and the related Prospectus, and any amendments thereto.


Dated: July 29, 1997



                                By:              /s/ MARK J. RIEDY
                                     -----------------------------------------
                                                   Mark J. Riedy